Exhibit 23.1

Consent of Independent Accountants

We hereby consent to the incorporation by reference of this Current Report on Form 8-K/A of Graphic Packaging Corporation of our report dated February 11, 2003, except for Notes 17 and 18 as to which the date is June 13, 2003 relating to the financial statements of Graphic Packaging International Corporation, which appears in the Registration Statement on Form S-4, Amendment No.1 (No. 333-104928) of Graphic Packaging Corporation (formerly Riverwood Holding, Inc.).

PricewaterhouseCoopers LLP

Denver, Colorado

June 13, 2003